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                                                                 EXHIBIT 3.2.2

                                    FORM OF

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                          STRATEGIC TIMBER TRUST, INC.

                            (a Georgia corporation)

                                   ARTICLE I

                                  Definitions

         The following terms used in these Bylaws shall have the meanings set forth below:

         a) "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of the Company as amended from time to time.

         b)       "Board" means the Board of Directors of the Company.

         c)       "Bylaws" means these Bylaws as amended from time to time.

         d)       "Company" means Strategic Timber Trust, Inc.

         e) "GBCC" means the Georgia Business Corporation Code or any successor law of the State of Georgia and a reference to a particular section of the GBCC shall refer to successor sections of such law or successor law.

         f)       "Shareholders" means the shareholders of the Company.

For purposes of the Bylaws: (i) titles and captions in, and the table of contents of, the Bylaws are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of the Bylaws or the intent of any of their provisions; and (ii) "including" and other words or phrases of inclusion, if any, shall not be construed as terms of limitation, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.
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                                  ARTICLE II

                                 Shareholders

         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on such date, at such time and at such place as shall be set by the Board for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

         Section 2. Special Meetings. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the Chairman of the Board (if any), the President, the Board, and by the written demand (which demand shall state the purposes for such meeting) of holders of outstanding shares having not less than seventy-five percent of the votes entitled to be cast by all of the outstanding shares of the Company.

         Section 3. Place of Meeting. The Board may designate any place as the place for any annual meeting or for any special meeting of shareholders. If no designation is made the place of the meeting shall be the principal office of the Company.

         Section 4.        Notice of Meeting.

                (a) Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board (if any), the President or the Secretary to each shareholder of record entitled to vote at such meeting. If mailed, the notice shall be deemed to be delivered to a shareholder when deposited in the United States mail addressed to such shareholder at his address as it appears on the share transfer books of the Company, with first-class postage thereon prepaid, or, if the Corporation has more than 500 shareholders of record entitled to vote at a meeting, and if the notice is mailed not less than 30 days before the date of the meeting, with postage thereon prepaid for any other class of United States mail.

                (b) Notwithstanding anything herein to the contrary, notice of a meeting of shareholders need not be given to any shareholder who waives notice of such meeting in accordance with Section 14-2-706 of the GBCC.

         Section 5. Quorum. Except as otherwise provided by the Articles of Incorporation or the GBCC, a majority of the votes entitled to be cast on a matter by a voting group, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a quorum is represented at a meeting, the meeting may be adjourned without further notice if the time and place thereof are announced at the meeting at which the adjournment is taken, provided, however, that the period shall not exceed thirty days for any one adjournment. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.



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         Section 6.        Voting Requirements. If a quorum is present, action
on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the GBCC, the Articles of Incorporation or a bylaw adopted by the shareholders under Section 14-2-1021 of the GBCC requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, directors of the Company shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         Section 7. Proxies. At all meetings of shareholders, a shareholder may vote by proxy authorized by the shareholder or his duly authorized attorney in fact in any manner authorized by the GBCC. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 8. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders except as otherwise provided in the Articles of Incorporation or the GBCC. Cumulative voting shall not be allowed in the election of directors.

         Section 9. Action Without a Meeting. Unless otherwise provided in the Articles of Incorporation, any action required to be taken or which may be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the date of signature, shall be signed by all of the shareholders entitled to vote on such action.

         Section 10. Notice of Shareholder Business. At any annual meeting of the shareholders only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board or (b) by any shareholder of the Company entitled to vote at the meeting who complies with the notice procedures set forth in this section and Section 12. In addition to any other applicable requirements, for business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company in accordance with Section 12 hereof. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class and number of shares which are owned (beneficially or of record) by the shareholder, (d) any material interest of the shareholder in such business, (e) a description of all arrangements or understandings between the shareholder and any other persons (including their names) in connection with the proposal and (f) any other information as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("Regulation 14A"). Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any business proposed at the meeting was not properly brought before the meeting in accordance with the provisions of this section, and if he or she should



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so determine and declare, such business shall not be transacted. Nothing in this section shall limit the applicability of requirements of Regulation 14A, other applicable laws or regulations, or the rules of any stock exchange on which the Company's securities are listed for trading.

         Section 11. Notice of Shareholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of shareholders (a) by or at the direction of the Board or (b) by any shareholder of the Company entitled to vote for the election of directors at the meeting who has complied with the notice procedures set forth in this section and Section 12. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company in accordance with
Section 12 hereof. A shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations or proxies for election of directors pursuant to Regulation 14A (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder, (ii) the class and number of shares which are owned (beneficially or of record) by such shareholder, (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee or any other persons (including their names) pursuant to which the nominations are to be made by the shareholder; and
(iv) any other information relating to the shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A. The Company may require any person nominated for election as a director to furnish to the Secretary of the Company such other information as may reasonably be required by the Company to determine such person's eligibility to serve as a director. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this section. In connection with a shareholders' meeting, the Chairman of the Board (or such other person presiding at such meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this section, and if he or she should so determine and declare, the nomination shall be disregarded.

         Section 12. Timely Notice of Shareholder Business or Nominees. To be timely, a shareholder's notice under Section 10 or 11 must be delivered to or mailed and received at the principal executive offices of the Company, addressed to the attention of the Secretary of the Company, not less than 90 days nor more than 120 days prior to the one year anniversary of the date on which the Company first mailed its proxy materials for the immediately preceding annual meeting of shareholders; provided, however, that if the annual meeting is not within 30 days of the anniversary date of the immediately preceding annual meeting of shareholders, then a shareholder's notice must be so received not less than ten days following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

         Section 13. List of Shareholders. The Company shall keep or cause to be kept a complete list of its shareholders, arranged in alphabetical order, showing the address of each shareholder and



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the number, class and series, if any, of shares held by each. After fixing a record date for a meeting, the Company shall prepare, or cause to be prepared, an alphabetical list of the names of all shareholders entitled to notice of the meeting. The list shall show the address of and number of shares held by each shareholder, and shall comply in all other respects with applicable law. The list of shareholders shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

         Section 14. Inspectors. The Company shall appoint one or more inspectors (who may be officers or employees of the Company) to act at each meeting of shareholders and make a written report of the inspectors' determinations. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector's ability. The inspectors shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting; (3) determine the validity of proxies and ballots;
(4) count all votes; and (5) determine the result.

                                  ARTICLE III

                                     Board

         Section 1.        Number and Election and Term of Board; Vacancies.
The Board shall consist of such number of directors as is fixed or changed from time to time by the Board, and shall be divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the 2000 annual meeting of shareholders; each initial director in Class II shall hold office until the 2001 annual meeting of shareholders; and each initial director in Class III shall hold office until the 2002 annual meeting of shareholders. Each director shall serve until his successor is elected and qualified or until his earlier death, resignation or removal. The number of directors may be increased or decreased from time to time by resolution of the Board; provided, however, that the total number of directors at any time shall not be less than three. Subject to the rights, if any, of the holders of any series of preferred shares, when the number of directors is increased or decreased, the Board shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, provided that no decrease in the number of directors shall shorten the term of any incumbent director. Any vacancies in the Board for any reason, and any directorships resulting from any increase in the authorized number of directors, shall be filled by the Board, acting by a majority of the directors then in office, although less than a quorum. Any director chosen to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified. Any directors chosen by reason of an increase in the number of directors or by removal of any director by the shareholders shall hold office until the next election of directors by the shareholders and until their successors shall be elected and qualified. Subject to the foregoing and the GBCC, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.



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         Section 2.        Resignation and Removal.

                (a) Resignation. Any director may resign at any time by giving written notice to the Board, the Chairman of the Board, or to the Secretary of the Company. Such resignation shall take effect at the time delivered unless a later date is specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                (b) Removal. Any director may be removed by the shareholders only for cause, by a majority of votes entitled to be cast in the election of directors. A director may be removed only at a meeting called for the purpose of removing the director, and the notice of such meeting must state that the purpose (or one of the purposes) of the meeting is removal of the director. A vacancy resulting from the removal of a director by the shareholders may only be filled as described in Section 1 of this Article III.

         Section 3. Powers. Except as otherwise provided by the Articles of Incorporation, these Bylaws or any lawful agreement among shareholders, the property, business and affairs of the company shall be managed and directed by the Board.

         Section 4. Regular Meetings. A regular meeting of the Board shall be held without notice immediately after and at the same place as the annual meeting of shareholders. The Board may adopt a resolution as to the time and place for the holding of additional regular meetings without notice other than such resolution.

         Section 5. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman of the Board (if any), the President or any two directors. The person or persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board called by him or them.

         Section 6. Notice of Special Meetings. Notice of the date, time and place of any special meeting of the Board shall be given at least two days prior thereto by written notice delivered personally or mailed (first class mail) to each director at his business address or by notice given by facsimile to such address. Notice shall be deemed to be delivered at the time specified in Section 14- 2-141 of the GBCC; provided that if notice is given by facsimile, such notice shall be deemed to be delivered upon printed statement of receipt by the transmitting facsimile machine. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

         Section 7. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board. If less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.



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         Section 8.        Manner of Action. Except as otherwise provided in
the Articles of Incorporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

         Section 9. Presumption of Assent. A director of the Company who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) he or she objects at the beginning of the meeting to holding or transacting business at such meeting and does not vote in favor of the action, (ii) his or her dissent or abstention shall be entered in the minutes of the meeting or (iii) he or she files a written notice of dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or shall forward such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

         Section 10. Expenses; Compensation. The Company shall pay the actual out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof; provided, that the Company shall not be obligated to pay for any of such expenses that are significantly in excess of the customary out-of-pocket expenses that would have been incurred for travel to such meetings from such director's home or office. In addition to the payment of such expenses, each director may, by resolution of the Board, be paid a fixed sum for attendance at each meeting or a stated annual amount or be provided other compensation in cash, shares or other property for service as a director. No director shall be precluded from serving the Company in any other capacity and receiving compensation therefor; provided, however, that directors who are serving the Corporation as employees and who receive compensation for their services as such shall not receive any salary or other compensation for their services as directors of the Corporation.

         Section 11. Meeting by Conference Telephone. Members of the Board may participate in a meeting by means of a conference telephone or similar communications equipment by which all persons participating in a meeting can hear each other during the meeting. Such participation shall constitute presence in person at the meeting.

         Section 12. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and filed with the minutes of the proceedings of the Board. Such consent shall have the same force and effect as a unanimous vote of the directors.

         Section 13. Committees. The Board may, by resolution passed by a majority of the whole Board, appoint an executive committee and any other committee of the Board, the composition of each of which shall consist of one or more directors of the Company, and may delegate to any such committee any of the authority of the Board, however conferred, other than the power or authority to (i) approve or propose to shareholders action that the GBCC requires be approved by shareholders; (ii) fill vacancies on the Board or any of its committees; (iii) amend the Articles of Incorporation pursuant to
Section 14-2-1002 of the GBCC; (iv) adopt, amend or repeal the Bylaws of the Company; or (v) approve a plan of merger not requiring shareholder approval. Each such



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committee shall serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of the committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. Sections 6 through 12 of this
Article III shall also apply to any committees and their members, unless otherwise provided by the Articles of Incorporation, these Bylaws or applicable law.

                                   ARTICLE IV

                              Officers and Agents

         Section 1. General. The officers of the Company shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board may elect a Chairman of the Board (who must be a director), and the Board, the Chairman of the Board (if any) or the President may elect or appoint such other officers, assistant officers and agents, including assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such a manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the person or persons so electing or appointing. The salaries for all the officers of the Company shall be fixed by the Board or by a committee or officer acting with the authority of the Board. Any number of offices may be held by the same person. In all cases where duties of any officer, agent or employee are not prescribed by the Bylaws or by the Board, such officer, agent or employee shall follow the orders and instructions of the President.

         Section 2. Election and Term of Office. The officers of the Company shall be elected by the Board annually at the first meeting of the Board held after each annual meeting of the shareholders. Each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

         Section 3. Removal. Any officer or agent may be removed by the Board, with or without cause, whenever in its judgment the best interests of the Company will be served thereby.

         Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the Board.

         Section 5. Chairman of the Board. The Chairman of the Board (if any) shall preside at all meetings of the Board and of the shareholders, and may delegate such authority to any other director or to an officer of the Company. The Chairman of the Board (if any) may exercise any powers, authorities or functions, granted or designated, to be performed by the President under the Bylaws or by law.

         Section 6. President. The President, subject to the direction of the Board and the Chairman of the Board (if any), shall be responsible for the administration of the Company (including the general supervision of the policies of the Company, the general and active management of the financial affairs of the Company, and the supervision and direction of the actions



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of the other officers of the Company), shall have the power to sign and deliver agreements, certificates and other instruments on behalf of the Company, and shall have all such other duties and powers that are incident to his office or that are from time to time assigned by the Board or the Chairman of the Board. Unless the Board assigns the title of Chief Executive Officer to the Chairman of the Board, the President shall be the chief executive officer of the Company. In the absence of the Chairman of the Board, if the President has not delegated such authority, the President shall preside at meetings of the shareholders and, if the President is a director, at meetings of the Board.

         Section 7. Vice Presidents. Each Vice President shall perform such duties and exercise such powers as the Chairman of the Board (if any), the President or the Board shall request or delegate and, unless the Board or the President otherwise provides, shall perform such other duties as are generally performed by vice presidents with equivalent restrictions, if any, on title. In the absence of the President or in the event of his death or inability or refusal to act, the Vice Presidents shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President; provided, however, that if there is more than one Vice President, any Vice President shall have the authority to execute agreements, certificates and other instruments on behalf of the Company, subject to all the restrictions upon the President relating to such functions, but all other duties of the President shall be performed by the Vice President designated to perform such duties at the time of his appointment, or in the absence of any designation, then by the Vice President with the most seniority in office (or if more than one Vice President is appointed at the same meeting, by the Vice President first listed in the action appointing them), and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

         Section 8. Secretary. The Secretary shall attend and prepare minutes of all meetings of the shareholders of the Company and the Board, shall have charge of the minute books, share records and seal of the Company, shall be authorized to affix the seal to any document requiring it, shall authenticate records of the Company, and shall perform such other duties and have such other powers that are from time to time assigned by the Chairman of the Board (if any), the President or the Board.

         Section 9. Treasurer. Unless the Board assigns the title of Chief Financial Officer to another officer, the Treasurer shall be the chief financial officer of the Company. The Treasurer shall be charged with the management of the financial affairs of the Company. The Treasurer shall perform all of the duties incident to such office and such other duties that are from time to time assigned by the Chairman of the Board (if any), the President or the Board.

         Section 10. Voting Securities of Corporation. Unless otherwise ordered by the Board, the President shall have full power and authority on behalf of the Company to attend and to act and vote at any meetings of security holders of corporations or other organizations in which the Company may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Company might have possessed and exercised if it had been present. The Board by resolution from time to time may confer like powers upon any other person or persons.



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                                   ARTICLE V

                                     Shares

         Section 1. Direct Registration of Shares. The Company may, with the approval of the Board, participate in a direct registration system approved by the Securities and Exchange Commission and by the Nasdaq Stock Market or any securities exchange on which the shares of the Company may from time to time be traded, whereby shares of capital stock of the Company may be registered in the holder's name in uncertificated, book-entry form on the books of the Company.

         Section 2. Share Issuance and Signatures. Except in the case of shares represented in book-entry form pursuant to Section 1 of this Article V, share certificates shall be issued in consecutive order to all holders of fully-paid shares, shall be in a form or forms prescribed by the Board and shall be numbered in the order in which they are issued. They shall be signed by (i) the Chairman of the Board (if any), the President or a Vice President and (ii) the Secretary or an Assistant Secretary, and if there is a seal of the Company, such seal (or a facsimile of it) shall be affixed to share certificates. Signatures on a share certificate may be facsimiles but in such case the certificate must be countersigned by a transfer agent or registered by a registrar other than the Company or an employee of the Company.

         Section 3.        Transfers of Shares.

                (a) Except in the case of shares represented in book-entry form pursuant to Section 1 of this Article V, and subject to the restrictions on transfer of shares described in Article X of the Articles of Incorporation, transfers of shares shall be made in the share records of the Company upon surrender of the certificate for such shares signed by the person in whose name the certificate is registered or on his behalf by a person legally authorized so to sign (or accompanied by a separate stock transfer power so signed) and otherwise in accordance with applicable law, and subject to such other requirements as may be imposed by the Company.

                (b) The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                (c) Except in the case of shares represented in book-entry form pursuant to Section 1 of this Article V, shares of capital stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by separate written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, or by such holder's duly authorized attorney-in-fact, but no transfer shall affect the right of the Company to pay any dividend upon the shares to the holder of record as the holder in fact thereof



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for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Company as herein provided.

         Section 4. Lost Certificates. The Company may issue a new share certificate in place of any certificate previously issued by the Company and alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. If the Company deems it appropriate, it may require such person to deliver a commercial indemnity bond issued by a company approved by the Company in such sum as the Company may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed. The Company may also authorize the Company's transfer agent or registrar, if any, to issue replacement certificates on such terms and conditions as the Company specifies.

         Section 5. Regulations, Transfer Agents and Registrars. The Board may make all such rules and regulations as it may deem expedient concerning the issuance, transfer, conversion, registration and cancellation of share certificates not inconsistent with applicable law, the Articles of Incorporation or the Bylaws of the Company. The Board may appoint one or more transfer agents or registrars, or both, and may require all share certificates to bear the signature of a transfer agent or registrar or both.

                                   ARTICLE VI

                   Indemnification of Officers and Directors

         Section 1. General. Pursuant to Section 14-2-859(a) of the GBCC the Company shall indemnify, and shall advance funds to pay for or reimburse expenses to, each person who:

                (a) is or was a director or officer of the Company (including the heirs, executors, administrators or estate of such person); or

                (b) while holding a status described in (a) above, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted under, and in accordance with the procedures required by, the GBCC.

         Section 2. Non-Officer/Non-Director Agents and Employees. The Board may authorize the Company to indemnify, or advance expenses in connection with a proceeding that may be the subject of indemnification to, a non-officer, non-director agent or employee of the Company if, to the extent and on such terms as the Board may from time to time determine, in accordance with the Articles of Incorporation, these Bylaws and the GBCC.

         Section 3. Subsequent Amendment. No amendment, termination or other elimination of this Article VI or of any relevant provisions of the GBCC or of any other applicable law shall affect or diminish in any way the rights to indemnification under this Article VI with respect to any



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action, suit or proceeding arising out of, or relating to, any event or act or omission occurring or fact or circumstance existing prior to such amendment, termination or other elimination.

         Section 4. Other Rights; Indemnification Agreements. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights permitted by applicable law to which a person seeking indemnification or advancement of expenses may be entitled, whether by contract or otherwise. Nothing contained in this Article VI shall be deemed to prohibit, and the Company is specifically authorized to enter into, agreements which provide indemnification rights and procedures permitted by the GBCC.

         Section 5. Continuation of Right to Indemnification. All rights to indemnification under this Article VI (including those arising pursuant to Section 4 above) shall continue as to a person who has ceased to be a director or officer, shall inure to the benefit of heirs, executors, administrators and the estate of such person, and shall be deemed to be a contract between the Company and each such person or entity. This Article VI shall be binding upon any successor corporation to the Company, whether by way of merger, consolidation, liquidation, dissolution or otherwise.

         Section 6. Savings Clause. If this Article VI or any portion of it shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify persons specified in this Article VI to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

         Section 7. Insurance. The Company may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the Company or who, while a director, officer, employee, or agent of the Company, serves at the Company's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the Company would have the power to indemnify or advance expenses to him or her against the same liability under these Bylaws and the GBCC.

                                  ARTICLE VII

                             Business Combinations

         Section 1.        Business Combinations with Interested Shareholders.
All of the requirements of Part 3 (Business Combinations with Interested Shareholders) of Article 11 (Merger and Share Exchange) of the GBCC shall be applicable to the Company.

         Section 2. Repeal of Business Combinations with Interested Shareholders Bylaw. Sections 1 and 2 of this Article VII may only be repealed by the affirmative vote of at least two-thirds of the continuing directors (as defined in Section 14-2-1110 of the GBCC) and a majority of the votes entitled to be cast by the voting shares of the Company other than shares beneficially owned by an interested shareholder (as defined in Section 14-2-1110 of the GBCC), in addition to any other vote required by the Articles of Incorporation or these Bylaws. Any action to repeal



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Section 1 or 2 of this Article VII shall not be effective until 18 months after the shareholder vote to effect such repeal and shall not apply to any business combination (as defined in Section 14-2-1110 of the GBCC) between the Company and any person who became an interested shareholder of the Company on or prior to such repeal.

         Section 3.        Fair Price Requirements. All of the requirements of
Part 2 (Fair Price Requirements) of Article 11 (Merger and Share Exchange) of the GBCC shall be applicable to the Company.

         Section 4. Repeal of Fair Price Requirements Bylaw. Sections 3 and 4 of this Article VII may only be repealed by the affirmative vote of at least two-thirds of the continuing directors (as defined in Section 14-2-1110 of the GBCC) and a majority of the votes entitled to be cast by the voting shares of the Company other than shares beneficially owned by an interested shareholder and affiliates and associates of an interested shareholder (each as defined in Section 14-2-1110 of the GBCC), in addition to any other vote required by the Article of Incorporation or these Bylaws.

                                  ARTICLE VIII

                                   Amendments

         Subject to the Articles of Incorporation, these Bylaws and the GBCC, these Bylaws may be amended (or repealed and new bylaws adopted) by the shareholders of the Company or by a majority of the whole Board. The shareholders of the Company may provide expressly that any bylaws adopted, amended or repealed by them shall not be amended or repealed by the Board. A provision of the Bylaws limiting the authority of the Board or establishing staggered terms for directors may only be adopted, amended or repealed by the shareholders of the Company. Sections 1 or 2 of Article III of these Bylaws may be amended or repealed by the shareholders if and only if two-thirds of all votes entitled to be cast on such matters are cast favoring the action.



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